Exhibit 10.30

Document of the People's Government of Weitian Town, Songxi County

Official Reply on the Conclusion of Bamboo Forest Contracting Agreement
between Fujian Yada Food Co., Ltd. and Yuantou Village

Fujian Yada Food Co., Ltd.,

Your Request for Instructions on Upland Bamboo Forest Contracting has been received. As stated by you, you had entered into an upland bamboo forest contracting agreement with the Villagers Committee of Yuantou Village, Weitian Town, Songxi County as follows: The Upland Bamboo Forest Contracting Agreement singed on August 17, 2005 in respect of the upland bamboo forest with an area of 26,300 mu , located at Yuantou Village, Songxi County, ranging from hill border of Longtou Hill in the north, hill border of Xidong Town in the east, interface of Xiwei Village in the south, and hill border of Zhejiang Province in the west. The contract term is thirty years, commencing on August 17, 2005 and ending on August 16, 2035.

After deliberation, we hereby give our official reply as follows:

We approve the Contracting Agreement between you and the Villagers Committee of Yuantou Village, Weitian Town, Songxi County.

It is hereby replied.

The People's Government of Weitian Town, Songxi County (Seal)

August 27, 2005

Upland Bamboo Forest Contracting Agreement

This Upland Bamboo Forest Contracting Agreement (the "Agreement") is made and entered into as of August 17, 2005 at Songxi County, Fujian Province by and between:

Party A: Yuantou Village, Weitian Town, Songxi County
Address: Yuantou Village, Weitian Town, Songxi County
Person-in-Charge: Zhu Shiqiang

Party B: Fujian Yada Food Co., Ltd.
Address: Shuinan Industrial Zone, Songxi County, Fujian Province
Legal Representative: Zhan Youdai

Whereas, Party A intends to construct the ecological, recreational, and scenic bamboo forest, replant the old bamboo forest, transform and integrate the demonstration work, increase the collective economic income of the village, improve production conditions of bamboo farmers, enhance production efficiency of bamboo farmers, promote economic development, and cooperate with Party B in the development and production of finely processed organic food - boiled bamboo shoots, so as to achieve mutual benefits among the villagers, the collective, and the enterprise. Party A and Party B, intending to be legally bound, hereby agree as follows after amicable negotiation:

1. Upland Bamboo Forest Awarding and Contracting
1.1 Party A agrees to award a contract to Party B for development, operation and management of the upland bamboo forest as set forth in Article 1.2 hereof, and Party B agrees to accept the contract on the upland bamboo forest.

1.2 The upland bamboo forest is located at Yuantou Village, Weitian Town, Songxi County, ranging from hill border of Longtou Hill in the north, hill border of Xidong Town in the east, interface of Xiwei Village in the south, and hill border of Zhejiang Province in the west, with an area of 26,300 mu (for details, refer to red line plan of forest tract) (hereinafter referred to as the "Upland Bamboo Forest").

1.3 The Upland Bamboo Forest is used for planting moso bamboos and trees.

1.4 The contract term of the Upland Bamboo Forest by Party B under this Agreement shall be thirty (30) years, commencing on August 17, 2005 and ending on August 16, 2035.

2. Upland Bamboo Forest Contracting Charges

2.1 Both parities agree that during the contract term, Party B shall annually pay to Party A the Upland Bamboo Forest land contracting charges at the rate of RMB 100 yuan per mu, which RMB two million sixty hundred and thirty thousand yuan (RMB 2,630,000 yuan) in total per year. Party B shall pay the land contracting charges to payable to the person in charge of the Villagers Committee when settling the prices of bamboo shoots and moso bamboos each year.

2.2 Party B shall pay to Party A the land contracting charges pursuant to Article 2.1 hereof only when the following conditions are satisfied:
(1)	The Agreement has been approved by more than two thirds (2/3) of the villager representatives of Yuantou Village;
(2)	The Agreement has been approved by the government of Weitian Town.

3. Rights and Obligations of Party A
3.1 Party A's rights
(1)	It shall own the title of the Upland Bamboo Forest;
(2)
If Party B fails to operate the Upland Bamboo Forest in accordance with the purpose of the Upland Bamboo Forest as set forth herein during the contact term, Party A shall have the right to require for corrections.

(3)
Party A shall have the right to obtain all the ground crops and infrastructure constructions (which refer to transportation facilities and water conservancy facilities) within the range of the Upland Bamboo Forest contracted by Party B ("Attachments to Upland Bamboo Forest") in accordance with the provisions of Article 6.1 hereof.

3.2 Party A's obligations
(1)	It shall deliver the documents and materials relating to the Upland Bamboo Forest and the Upland Bamboo Forest to Party B immediately after the signing of the Agreement.
(2)
It shall provide all necessary assistances after the signing of the Agreement, so as to enable Party B to obtain the contractual rights to use and manage the Upland Bamboo Forest and handle all the relevant approval and registration procedures.

(3)
It shall provide Party B with production and operation conditions required as to the Upland Bamboo Forest, and with necessary services, and coordinate the settlement of disputes over the bamboo forest land usage and water conservancy, etc.

(4)
It shall protect Party B's contractual rights to use and manage the Land, independent production right, economic benefit right, and prevent unreasonable fees and obligations required by the relevant departments of Party B, for example: in the event of expropriation or use of the Upland Bamboo Forest according to law, Party A shall, in accordance with the relevant provisions, allocate to Party B the state compensation for expropriation of arable land to which Party B is entitled.

4. Rights and Obligations of Party B
4.1 Party B's rights
(1)	It shall have the contractual rights to use and manage the contracted Upland Bamboo Forest;
(2)
During the contract term, Party B shall have the right to control over all the plants within the range of the contracted Upland Bamboo Forest, and to sell all the agricultural and sideline products harvested from the Upland Bamboo Forest during the contract term; all the moso bamboos and other plants within the range of the Upland Bamboo Forest and the benefit rights generated therefrom shall be owned by Party B;

(3)
Party B shall have the right to dispose of (including planting and felling moso bamboos, etc) the plants, including but not limited to moso bamboos, within the range of the Upland Bamboo Forest subject to compliance with the laws of the People’s Republic of China and according to the requirements of operation during the contract term.

(4)	Party B shall during the contract period have the right to refuse to bear the various charges and labor service other than those specified by the policies and laws;
(5)
During the contract term, Party B shall be entitled to the state compensation for expropriation and use of Party B's Upland Bamboo Forest according to law due to the requirements of national construction;

(6)	Upon expiration of the Agreement, Party B shall have the priority to the contracting of the Upland Bamboo Forest under the same conditions.

4.2 Party B's obligations
(1)
Party B's development, operation and management activities in respect of the Upland Bamboo Forest within the contracting range shall be in conformity with the laws of the state and the regulations of the local government.

(2)
If Party B requires extending or shortening the contract term in special cases during development, operation and management of the contracted Upland Bamboo Forest, Party B shall notify Party A one year in advance, and the contract term may be adjusted upon mutual agreement of both parties after negotiation.

5. Effectiveness, Amendment, and Termination

5.1 This Agreement shall be established on the date of signing or sealing by the authorized representatives of both parties, and become effective when the two conditions as set forth in Article 2.2 hereof are satisfied.

5.2 The amendment and termination of the Agreement shall be made by both parties in writing. Other circumstances of the amendment and termination of the Agreement include:
(1)	If a party is unable to perform the Agreement in whole or in part due to force majeure, it shall have the right to require tp amendor terminate the Agreement.
(2)
If the Upland Bamboo Forest contracted by Party B is expropriated or collected in whole or in part according to law, either party may send to the other party a notice of termination or amendment of the Agreement, and neither party shall claim any compensations against the other party on the grounds of such termination of the Agreement.

(3)
If Party B losses legal persionality due to the cancellation of its registration, Party B may terminate the Agreement with a notice to Party A, and neither party shall claim any compensations against the other party on the grounds of such termination of the Agreement.

5.3 If the contract term of the Upland Bamboo Forest hereunder is terminated earlier in accordance with Article 5.2 hereof, the contracting charges of the year shall be converted into the contracting charges payable for each month, and deducted accordingly on the basis of the actual contracted months in the year. Any period over fifteen days but less than one month shall be counted as a month, and any period less than fifteen days shall be counted as half a month.

6. Ownership of Attachments to Upland Bamboo Forest

6.1 Upon expiration of the contract term of the Upland Bamboo Forest hereunder or early termination in accordance with Article 5.2 hereof, all the attachments on the ground of the Upland Bamboo Forest contracted by Party B shall become the property of Party A free of charge.

6.2 Upon expiration of the contract term of the Upland Bamboo Forest hereunder, if both parties, after discussion, agree to renew Party B's contracting and operation of such land, Party B or its successor in title shall have the right to retain and dispose of the Attachments to Upland Bamboo Forest and continue to occupy and use them.

7. Liabilities for Breach
Any breach of the respective obligations of Party A and Party B hereunder shall constitute a breach of contract. If Party A breaches the Agreement, Party A must indemnify Party B for all the damages incurred therefrom; if Party B commits a serious breach of contract and is unable to indemnify Party A through other measures, Party A shall have the right to terminate the Agreement, and require Party B to assume the appropriate responsibilities according to the laws of China. If Party A commits a serious breach of contract and Party B is unable to obtain remedies through other measures, Party B shall have the right to terminate the Agreement, and require Party A to assume the appropriate responsibilities in accordance with the laws of the People’s Republic of China.

8. Force Majeure
In the event of the earthquake, typhoon, flood, fire, war and other unforeseeable, unavoidable and insurmountable events of force majeure, resulting in direct influence on the performance of this Agreement or failure to perform the Agreement in accordance with the agreed terms and conditions, the affected party shall immediately notify the other party  in writing and within fifteen (15) days provide the valid evidencing documents, stating the details of force majeure, and the reasons for failure to perform the Agreement in whole or in part or demands for delay in the performance, which shall be issued by the notary public office at the location where the force majeure occurred. Both parties shall, through negotiation on the basis of the influence on the performance of the Agreement, decide whether to terminate the Agreement, or partially release from the responsibilities for the performance of the Agreement, or delay the performance of the Agreement.

9. Confidentiality
9.1 Confidential information refers to any and all information, materials or data that are provided by a party hereto (hereinafter the “Disclosing Party”) or its agent to the other party (hereinafter the “Receiving Party”) or its agent, identified as “Confidential”, “Private” or “Secret” by a seal, mark or written notice at the time of disclosure, with respect to the business, process, plan, intent, product information, technical information, design right, trade secret, software, market opportunity, customers and commercial affairs of the Disclosing Party, and such information or data information and data orally provided which are confirmed as confidential at the time of disclosure and identified as “Confidential” by the Disclosing Party in writing within thirty (30) days.

9.2 Warranties by the Receiving Party
9.2.1 The confidential information shall be used solely for purpose of performance of the obligations hereunder, but not for any other purposes, in particular for any commercial use, except for purpose of this Agreement, unless otherwise agreed by both parties in writing;
9.2.2 The aforesaid confidential information may not be disclosed to any third party without the prior written consent of the disclosing Party;
9.2.3 It shall keep confidential information with at least the same degree of care it uses with respect to its own confidential information, and in no event shall it lower such standard or the standard that a reasonable and prudent organization can achieve.
9.2.4 Confidential information may be disclosed only to the employees of the Receiving Party and the consultants or advisers who need to know such confidential information and shall also perform the obligation of confidentiality.

9.3 Provisions of Article 9 hereof shall become effective immediately after this Agreement comes into existence, and survive amendment, cancellation or termination of this Agreement.

9.4 The Receiving Party may disclose the following confidential information:

(1) Which is required to disclose by laws or any management regulations or the requirements of any stock exchange acceptable, provided that, only that portion of confidential information that is required to disclose may be disclosed;
(2) Which is necessary to be disclosed to the employees of the Receiving Party and the consultants or advisers who need to know such confidential information for the purpose of performance of this Agreement, provided that, such persons shall comply with the obligation of confidentiality;
(3) Which becomes public knowledge at the time of disclosure without breach of the provisions of Article 9 hereof;
(4) Which is received by the Receiving Party from the third party without breach of the provisions of Article 9 hereof;
(5) Which is obtained by the Receiving Party in the course of its business prior to receipt of the confidential information by the Receiving Party from the Disclosing Party;
(6) Which is otherwise independently developed by the Receiving Party;
(7) Which is known to the public for other reasons other than breach by the Receiving Party of the provisions of this Agreement or with the prior written approval of the Disclosing Party.

10. Notices
All notices and communications required and authorized to be made hereunder, by mutual agreement of both parties, shall be delivered by designated personnel of the Parites, and shall be deemed to have been served at the time of signing for receipt by the other party’s personnel.

11. Applicable Law and Settlement of Disputes
11.1 Execution, effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China.
11.2 Any and all disputes in connection with this Agreement shall be settled by both parties through amicable negotiation, and may also be settled by mediation by villagers committee. In case such disputes fail to be settled by both parties through negotiation or mediation by villagers committee within thirty (30) days from the date when a party gives a written notice to the other party, either party shall be entitled to submit such disputes to rural land contracting arbitration organization for arbitration, and may also lodge a lawsuit before the people’s court.

12. Miscellaneous
12.1 This Agreement together with all appendices and any other documents entered into and delivered pursuant to this Agreement shall constitute the entire agreement between the parties in respect of the subject matter of this Agreement, and supersede all prior agreements and memos, whether in oral or writing.
12.2 In case any provision of this Agreement is void or unenforceable due to noncompliance with relevant laws, such provision shall be invalid to the extent of applicability of relevant laws, and legal force of the remaining provisions of this Agreement may not be affected.

12.3 The matters not covered herein shall be settled by both parties through negotiation by a supplementary agreement.
12.4 This Agreement is executed in four counterparts, with each party holding two respectively, each of which shall have equal effect in law, and the remaining two copies shall be used for handling the relevant approval registration procedures or maintained by Party B.

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Signature Page of Bamboo Forest Contracting Agreement

For and on behalf of Party A	For and on behalf of Party B
Villager Committee of Yuantou Village,	Fujian Yada Food Co., Ltd.
Weitian Town, Songxi County (Common Seal)	(Common Seal)

Legal Representative	Legal Representative
or Authorized Representative:	or Authorized Representative:
Zhu Shiqiang	Zhan Youdai
Address:	Address:
Date:	Date:

Votes by Villager Representatives of    Village,    Town, Songxi County

Whereas,

The Villagers Committee of Yuantou Village, Weitian Town, Songxi County enters into an agreement (hereinafter referred to as the "Contracting Contract") with Fujian Yada Food Co., Ltd. at the latter’s place;

Yuantou Village,         Town, Songxi County has 35 villager representatives. 25 of them held a meeting of villager representatives of the Villagers Committee of Yuantou Village,       Town, Songxi County on August 17, 2005, and reached the following agreement in respect of the related matters:

Agree to the conclusion of the Contracting Contract for the Upland Bamboo Forest between the Villagers Committee of Yuantou Village, Weitian Town, Songxi County and Fujian Yada Food Co., Ltd.

Signatures of villager representatives of      Village,      Town, Songxi County

Wu Deshou

Wu Deyou	Wu Wanhui	Ni Shaojin	Zhou Chuanhua

Qiu Chaodong	Wu Deshu	Wu Zuqiang	Wang Guofu

Wu Desheng	Zhu Yefu	Wu Xianlong	Zhou Xianzhen

Zhou Xiantong	Zhu Shuiwang	Wu Qingyun	Zhou Peixing

Zhou Xianku	Wu Biliang	Zhou Peifei	Liu Chenwang

Liu Yongjia	Wang Youliang	Wang Caiwang	Xie Guifang